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                                                               FMC Corporation
                                                               Quarterly Report
                                                               on Form 10-Q for
                                                               March 31, 2001




Exhibit 12  Statement re:
            ------------
            Computation of Ratios of Earnings to Fixed Charges
            --------------------------------------------------
            (In millions, except ratio data)
            --------------------------------

                                                       Three Months Ended
                                                            March 31,
                                                     ---------------------
                                                         2001       2000
                                                         ----       ----
Earnings:

 Income before income taxes and the
  cumulative effect of a change in
  accounting principle                                  $12.5      $43.4
 Minority interests                                       0.4        0.7
 Loss of affiliates                                       1.8        0.4
 Interest expense and amortization
  of debt discount, fees and expenses                    22.2       24.8
 Amortization of capitalized interest                     0.9        0.9
 Interest included in rental expense                      3.9        4.4
                                                        -----      -----
Total earnings                                          $41.7      $74.6
                                                        =====      =====


Fixed charges:

 Interest expense and amortization
  of debt discount, fees and expenses                   $22.2      $24.8
 Interest capitalized as part of
  property, plant and equipment                           2.8        1.9
 Interest included in rental expense                      3.9        4.4
                                                        -----      -----
Total fixed charges                                     $28.9      $31.1
                                                        =====      =====


Ratio of earnings to fixed charges                       1.4x (1)   2.4x
                                                        =====      =====


(1) Excluding asset impairments and restructuring and other charges in 2001, the company's ratio of earnings to fixed charges was 1.8x.